Exhibit 10.5

LANDLORD:                            NEW WORLD PARTNERS JOINT VENTURE
                                     UMBER FOUR, a Florida general partnership
                                     c/o Codina Real Estate Management, Inc.
                                     8323 N.W. 12th Street, Suite 115
                                     Miami, Florida  33126





TENANT: 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company 1801 Clint Moore Road, Suite 217
                                     Boca Raton, Florida  33487





DATE OF EXECUTION:                                        , 1999
                                     ---------------------------





--------------------------------------------------------------------------------

                           LEASE-INDUSTRIAL COMMERCIAL

--------------------------------------------------------------------------------

                                  LEASE SUMMARY

         The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

     1.    Date of Lease Execution:            ________________________, 1999
           -----------------------

     2.    "Landlord":                         New World Partners Joint Venture Number Four
           ----------

     3.    Landlord's Address:                 c/o Codina Real Estate Management, Inc.
           ------------------                  8323 N.W. 12th Street, Suite 115
                                               Miami, Florida 33126
                                               Attention:  Property Manager

     4.    "Tenant":                           99Cent Stuff-Beacon Warehouse, LLC
            ------

     5.    Tenant's Address:                   1801 Clint Moore Road, Suite 217
           ----------------                    Boca Raton, Florida  33487

                                               with a courtesy copy of default notices to:

                                               Ronald M. Gache, Esq.
                                               Broad and Cassel
                                               400 Australian Avenue South
                                               Suite 500
                                               West Palm Beach, Florida  33401

     6.    "Guarantor":                        Raymond Zimmerman
           -----------

     7.    Guarantor's Address:                1801 Clint Moore Road, Suite 217
           -------------------                 Boca Raton, Florida  33487

     8.    Premises (section 1.1):             8500 N.W. 17th Street, Miami, Florida  33126,
           ---------------------               as shown on Exhibit "A"

     9.    Building No.:                       21
           ------------

     10.   Gross Rentable Area of
           ----------------------
           Premises (section 1.1):             Approximately 28,573 rentable square feet
           ----------------------              which includes no office space as of the date
                                               hereof)
     11.   Gross Rentable Area of
           ----------------------
           Building (section 1.1):             Approximately 78,671 rentable square feet
           ----------------------

     12.   Tenant's Proportionate
           ----------------------
           Share (section 2.3):                36.32%
           -------------------

     13.   Permitted Use of
           ----------------
           Premises (section 3.1):             Commercial warehouse, with incidental general
           ----------------------              office use for discount retail company

     14.   Term of Lease (section 1.1):        Approximately five (5) years
           ---------------------------         "Commencement Date": Fourteen
                                               (14) days after the date that
                                               Landlord delivers possession of
                                               the Premises to Tenant
                                               "Expiration Date": Five (5) years
                                               after the Commencement Date, plus
                                               (if the Commencement Date is not
                                               the first day of a calendar
                                               month), any partial calendar
                                               month in which the Commencement
                                               Date falls, so that the
                                               Expiration Date will be on the
                                               last day of a calendar month

     15.     Option to Renew (Rider 1):        One (1) term of sixty-four (64) months, at market rates
             -------------------------

     16.   "Minimum Rent" (section 2.2):
           ----------------------------

                                   ANNUAL MINIMUM RENT          MONTHLY PAYMENT
              LEASE YEAR           RATE PER SQUARE FOOT           (PLUS SALES TAX)
              ----------           --------------------         ------------------
                   1                     $7.25                  $17,262.85
                   2                     $7.47                  $17,786.69
                   3                     $7.69                  $18,310.53
                   4                     $7.92                  $18,858.18
                   5                     $8.16                  $19,429.64

     17.   "Rent":                             Rent shall mean the Minimum Rent
           ------                              and all other sums due and
                                               payable by Tenant under the
                                               Lease, including, but not limited
                                               to, Tenant's proportionate share
                                               of Increased Operating Costs and
                                               Increased Taxes. For purposes of
                                               the Lease, all sums due from
                                               Tenant shall be deemed to be
                                               "rent" whether or not
                                               specifically designated as such.

     18.   Prepaid Rent:                       $18,384.94 (includes sales tax)
           ------------                        (due upon execution of Lease; to
                                               be applied to first full month
                                               Minimum Rent is due)

     19.   Security Deposit (section 2.6):     $22,189.76 (excludes sales tax)
           ------------------------------      (paid in connection with the
                                               Retail Lease, as defined in the
                                               Addendum to Lease)

     20.   Cost Pass-Throughs (section 2.3):   Operating Costs, Taxes
           --------------------------------

     21.   Base Year (section 2.3):            1999
           -----------------------

     22.   Comprehensive General
           Liability Insurance (section 6.1):  $1,000,000.00
           ---------------------------------

     23.   No. of Parking Spaces               Thirty-seven (37) unassigned
           ---------------------
           (section 11.1):
           --------------

     24.   Broker(s) (section 13.12):          Codina Realty Services, Inc.oOncor
           -------------------------           International; Terranova Corporation

     25.   Tenant Improvements
           -------------------
           (Exhibit "D"):                      As-is, plus an allowance of $137,150.40  for
           ------------                        improvements to be made within one (1) year

     26.   Right of First Refusal (Addendum
           --------------------------------
           to Lease:                           Right of first refusal on contiguous space
           --------

                  THIS LEASE (the "Lease"), dated the _____ day of _____________ ________________, 1999, is made between New World Partners Joint Venture NUMBER FOUR, a Florida general partnership (the "Landlord"), and 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company (the "Tenant").

                                ARTICLE I. TERM.
                                ---------  ----

         1.1 Grant; Term. In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, for the Term, the "Premises," which Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A." The Premises are located in that certain building in Beacon Centre (the "Building"), located in Dade County, Florida, as more particularly described in Exhibit "B," attached hereto and made a part hereof. The gross rentable area of the Premises and Building are approximately as shown on the Lease Summary. Upon completion of the Premises pursuant to Exhibit "D" to this Lease, Landlord may, at its expense, direct its architect to determine the square footage of the Premises as actually constructed and certify as to same to both Landlord and Tenant. In the event that the rentable area of the Premises as determined by Landlord's architect is greater or less than the amount specified in the Lease Summary, the rentable area of the Premises shall be adjusted to equal the amount as so determined, and the Minimum Rent and any other amounts specified in this Lease as a function of the rentable area of the Premises shall be adjusted proportionately.

                  The "Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary. If the Premises are ready for occupancy prior to the Commencement Date, then Tenant shall take occupancy on such date and Tenant's obligations to pay Minimum Rent and all other charges shall commence on such date. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, this Lease shall in all ways remain in full force and effect except that Minimum Rent and other charges shall be waived for the period between the Commencement Date and the time when Landlord can deliver possession; provided, however, if delivery of possession is delayed more than ninety (90) days past the scheduled Commencement Date, Tenant may terminate this Lease upon fifteen
(15) days' written notice to Landlord, whereupon both parties shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, if delivery of possession is delayed due to any act or omission of Tenant, then the Commencement Date shall be the date Landlord would have delivered possession, but for Tenant's delay.

                  The Landlord shall have no construction or improvement obligations with respect to the Premises unless expressly set forth in a work letter agreement, which, if executed by Landlord and Tenant, shall be incorporated as an exhibit to this Lease. Upon the expiration of five (5) business days following the Commencement Date, the Premises shall be conclusively deemed to be accepted by Tenant unless Tenant shall have given Landlord written notice of any contended defects in the Premises.

                                ARTICLE II. RENT.
                                ----------  ----

         2.1 Covenant to Pay. The Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Minimum Rent, Operating Costs, and Taxes shall be payable by Tenant to Landlord within five (5) days following demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Minimum Rent and Additional Rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

         2.2 Minimum Rent. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due on the date of this Lease. The Minimum Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

         2.3 Operating Costs; Taxes.

                  (a) The Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Operating Costs, as hereinafter defined, for each calendar year exceed the Operating Costs incurred during the Base Year specified in the Lease Summary. Such excess is referred to for purposes of this Lease as the "Increased Operating Costs." Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Increased Operating Costs payments.

                  (b) Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant.

                  (c) For purposes of this Lease, Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the Building (which is as set forth in the Lease Summary). Tenant's proportionate share is as set forth in the Lease Summary. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation:
(i) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance; (ii) the cost of security, (iii) the cost of landscaping, and (iv) a reasonable management fee.

                  (d) In addition to Tenant's proportionate share of Operating Costs, the Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Taxes, as hereinafter defined, for each calendar year exceed the Taxes incurred during the Base Year specified in the Lease Summary. Such excess is referred to for purposes of this Lease as the "Increased Taxes." Tenant's obligation to pay its proportionate share of Increased Taxes shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Taxes payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Taxes so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Increased Taxes payments.

                  (e) Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual Taxes. If the amount the Tenant has paid based on estimates is less than the amount due based on actual Taxes, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Taxes, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant.

                  (f) Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the Building. The term "Taxes" shall mean the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment on Taxes.

                  (g) The Tenant's proportionate share of actual Increased Operating Costs and Increased Taxes for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's share of actual Increased Operating Costs and Increased Taxes has been paid.

         2.4 Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

         2.5 Rent Past Due. If any payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1 1/2%) percent per month (eighteen (18%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

         2.6 Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, without any liability for interest thereon, as security for the performance by the Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant defaults in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to the provisions of section 2.3, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit will be returned by the Landlord to the Tenant.

         2.7 Landlord's Lien. To secure the payment of all rent and other sums of money due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby gives to Landlord an express first and prior contract lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages in rental and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to Landlord's statutory lien and shall be cumulative thereto. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State in which the Premises is located. To the extent permitted by law, this Lease shall constitute a security agreement under Article 9 of the Florida Uniform Commercial Code. Notwithstanding the foregoing, Landlord agrees to subordinate its lien to a bona fide institutional lender providing acquisition financing or lease financing for Tenant's furniture, fixtures, and equipment, so that Landlord will have a second lien on such furniture, fixtures, and equipment.

                          ARTICLE III. USE OF PREMISES.
                          -----------  ---------------

         3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "C." The names for the Building and the business park of which the Building is a part, which the Landlord may from time to time adopt, and every name or mark adopted by the Landlord in connection with the Building shall be used by the Tenant only in association with the business carried on in the Premises during the Term and the Tenant's use thereof shall be subject to such regulation as the Landlord may from time to time impose.

         3.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasigovernmental laws, regulations, or orders, or the requirements of the Landlord's or Tenant's insurers. If due to the Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing, the Tenant shall pay the entire cost thereof.

         3.3 Signs. Except with the prior written consent of the Landlord, the Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises. Any exterior signage shall be installed by Tenant at Tenant's expense, and such signage shall comply with Landlord's sign criteria as adopted from time to time. The design and specification of such signage (including camera-ready artwork) shall be submitted for Landlord's prior written approval.

         3.4 Environmental Provisions. Tenant shall give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release, or removal of hazardous waste or hazardous substances from or on the Premises. Tenant warrants and represents that it will not use or employ the Landlord's and/or the Building property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and, Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws. Tenant agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, expenses, damages, liability, and the like, which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws and resulting from or arising out of any breach of the warranties and representations contained in this section 3.4, or out of any act, activity, or violation of any applicable laws on the part of Tenant, its agents, employees, or assigns. Tenant's liability under this section 3.4 shall survive the expiration or any termination of this Lease.

                          ARTICLE IV. ACCESS AND ENTRY.
                          ----------  ----------------

         4.1 Right of Examination. The Landlord shall be entitled at all reasonable times and upon reasonable notice (but no notice is required in emergencies) to enter the Premises to examine them; to make such repairs, alterations, or improvements thereto as the Landlord considers necessary or reasonably desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust, and balance controls and other parts of the heating, air conditioning, ventilating, and climate control systems. The Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefor. The Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord reserves the right to use all exterior walls and roof area. The Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

         4.2 Right to Show Premises. The Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six months of the Term (or the last six
(6) months of any renewal term if this Lease is renewed), to show them to prospective tenants.

                ARTICLE V. MAINTENANCE, REPAIRS, AND ALTERATIONS.
                ---------  -------------------------------------

         5.1 Maintenance and Repairs by Landlord. The Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; and (ii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as the Landlord is acting in good faith, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, or contractors, Landlord shall have the right to perform same and the cost of such repairs, replacement, or alterations shall be paid by the Tenant to the Landlord upon demand. In addition, if, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making the repairs.

         5.2 Maintenance and Repairs by Tenant. The Tenant shall, at its sole cost, repair and maintain the Premises including, but not limited to, base building mechanical and electrical systems, all to a standard consistent with a first class building, with the exception only of those repairs which are the obligation of the Landlord pursuant to this Lease. Without limiting the generality of the foregoing, Tenant is specifically required to maintain and make repairs to (i) the portion of any pipes, lines, ducts, wires, or conduits contained within the Premises; (ii) windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (iii) Tenant's sign; (iv) any heating or air conditioning equipment serving the Premises ("HVAC") (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and one of Landlord's approved HVAC contractors. Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly); (v) the Premises or the Building when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. All repair and maintenance performed by the Tenant in the Premises shall be performed by contractors or workmen designated or approved by the Landlord. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term. Tenant shall also furnish, maintain, and replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and Tenant's signage, all at Tenant's sole cost and expense. Landlord will assign to Tenant the benefit of any manufacturer's warranties with respect to the mechanical, electrical, and plumbing systems.

         5.3 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant), other than minor or cosmetic alterations which are interior and nonstructural, shall be made to the Premises without the Landlord's written approval, which, as to exterior or structural alterations may be withheld in Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of the Tenant, by contractors and workmen approved by the Landlord, in a good and workmanlike manner, and in accordance with all applicable laws and regulations.

         5.4 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become the Landlord's property. The Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the Commencement Date) and trade fixtures in the Premises as the Landlord shall require to be removed and restore the Premises to the condition existing prior to such removal. The Tenant shall at its own expense repair any damage caused to the Building by such removal. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to Tenant.

         5.5 Liens. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against the Landlord's or Tenant's interest therein. If a lien is so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, Landlord has filed in the public records of Dade County, Florida, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

         5.6 Utilities. The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, and other utility charges applicable to the Premises as separately metered or, if not so metered, as part of Tenant's proportionate share of Increased Operating Costs. The Tenant shall pay the cost of janitorial, garbage removal, and trash removal services for the Premises and the cost of heating, ventilating, and air conditioning the Premises.

                      ARTICLE VI. INSURANCE AND INDEMNITY.
                      ----------  -----------------------

         6.1 Tenant's Insurance. The Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

                  (A) All risks property insurance, naming the Tenant and the Landlord as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents, and employees, and (except with respect to the Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually.

                  (B) Comprehensive general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the amount specified in the Lease Summary; provide for cross liability; and include the Landlord and any mortgagee of Landlord as additional insureds.

                  (C) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

                  (D) Any other form of insurance which the Tenant or the Landlord, acting reasonably, requires from time to time in form, in amounts, and for risks against which a prudent tenant would insure.

                  All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of Landlord; (iv) contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) with respect to subsection (A), contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates of insurance on the Landlord's standard form or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If a) the Tenant fails to take out or to keep in force any insurance referred to in this section 6.1, or should any such insurance not be approved by either the Landlord or any mortgagee, and b) the Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

         6.2 Loss or Damage. The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, UNLESS SUCH DEATH, INJURY, LOSS, OR DAMAGE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness, or by any other cause whatsoever. The Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss (including loss of Minimum Rent and additional rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal levels), UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by the Tenant.

         6.3 Landlord's Insurance. The Landlord shall throughout the Term carry:
(i) "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to section 6.1 or similar sections of their respective leases);
(ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iii) such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.

                      ARTICLE VII. DAMAGE AND DESTRUCTION.
                      -----------  ----------------------

         7.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises, to the extent of its obligations under section 5.1, and Minimum Rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of destruction or damage until the Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to section 5.1, and Minimum Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable. If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault or neglect of Tenant or Tenant's agents, guest, or invitees, rent and all other charges shall not abate.

         7.2 Termination for Damage. Notwithstanding section 7.1, if damage or destruction which has occurred to the Premises or the Building is such that in the reasonable opinion of the Landlord such reconstruction or repair cannot be completed within one hundred twenty (120) days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within thirty (30) days after such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

               ARTICLE VIII. ASSIGNMENT, SUBLEASES, AND TRANSFERS.
               ------------  ------------------------------------

         8.1 Transfer by Tenant. The Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and if Tenant is a corporation or a partnership, the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. If there is a permitted Transfer, the Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, the Tenant shall not be released from any of its obligations under this Lease. The Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent and additional rent pursuant to such Transfer exceeds the Minimum Rent and additional rent payable under this Lease, the amount of such excess shall be paid to the Landlord. If, pursuant to a permitted Transfer, the Tenant receives from the transferee, either directly or indirectly, any consideration other than Minimum Rent and additional rent for such Transfer, either in the form of cash, goods, or services, the Tenant shall, upon receipt thereof, pay to the Landlord an amount equivalent to such consideration.

         8.2 Assignment by Landlord. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If the Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and the Landlord will thereupon be released from any further liability with respect to the security deposit or its return to the Tenant and the purchaser shall become directly responsible to Tenant.

                              ARTICLE IX. DEFAULT.
                              ----------  -------

         9.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (i) any Minimum Rent or Tenant's proportionate share of Increased Operating Costs or Increased Taxes is not paid when due whether or not any notice or demand for payment has been made by the Landlord; (ii) any other additional rent is in arrears and is not paid within five (5) days after written demand by the Landlord; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of rent) and the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within fifteen (15) days (or such shorter period), then if the Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from the Landlord; (iv) the Tenant becomes bankrupt or insolvent; (v) any of the Landlord's policies of insurance with respect to the Building are cancelled or adversely changed as a result of Tenant's use or occupancy of the Premises; or (vi) the business operated by Tenant in the Premises shall be closed by governmental or court order for any reason.

         9.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

                  (A) Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for Landlord's account. Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

                  (B) Landlord may enter the Premises as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant. Re-entry and removal may be effectuated by summary dispossess proceedings, by any suitable action or proceeding, or otherwise. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

                  (C) If this Lease is cancelled under subsection (A) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

                  (D) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable; grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises.

                  (E) If this Lease is cancelled in accordance with subsection
(A) above, and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term.

                  (F) Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

         9.3 Costs. The Tenant shall pay to the Landlord on demand all costs incurred by the Landlord, including attorneys' fees and costs at all tribunal levels, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall be also liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord.

         9.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

         9.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building, and in no event shall any deficiency judgment be sought or obtained against Landlord.

                 ARTICLE X. ESTOPPEL CERTIFICATE; SUBORDINATION.
                 ---------  -----------------------------------

         10.1 Estoppel Certificate. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and additional rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such certificate. The Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

         10.2 Subordination; Attornment. This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created; provided, however, that, so long as no default or event which, with the passing of time or giving of notice would constitute a default, exists under this Lease, any such lender or ground lessor shall not disturb Tenant's possession of the Premises by joining Tenant as a defendant in a foreclosure or eviction proceeding. Such subordination shall not require any further instrument to evidence such subordination. However, on request, the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by the Landlord, its lender, or ground lessor. Tenant shall, if requested by such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, as the result of the enforcement of the remedies provided by law or the applicable security instrument held by such mortgagee, owner, or purchaser, automatically become the tenant of any such mortgagee, owner, purchaser, or successor-in-interest, without any change in the terms or other provisions of this Lease; provided, however, that said mortgagee, owner, purchaser, or successor shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, or (b) any security deposit or the like not actually received by such mortgagee, owner, or purchaser, or successor, or (c) any amendment or modification in this Lease made without the consent of such mortgagee, owner, purchaser, or successor, or (d) any construction obligation, free rent, or other concession or monetary allowance, or (e) any set-off, counterclaim, or the like otherwise available against Landlord, or (f) any act or omission of any prior landlord (including Landlord). Upon request by said mortgagee, owner, or purchaser, or successor, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

                  ARTICLE XI. CONTROL OF BUILDING BY LANDLORD.
                  ----------  -------------------------------

         11.1 Use and Maintenance of Common Areas. The Tenant and those doing business with Tenant for purposes associated with the Tenant's business on the Premises, shall have a non-exclusive license to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Subject to all of the terms, provisions, covenants, and conditions contained herein, Tenant shall have the right to use the number of parking spaces indicated in the Lease Summary in the parking lot which Landlord shall provide for the use of tenants of the Building. Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking lots. The Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Building may be subject to such rules and regulations as reasonably imposed by the Landlord from time to time. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord. For purposes of this Lease, "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment, and installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by the Landlord to be leased, from time to time, or which are provided or designated from time to time by the Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

         11.2 Alterations by Landlord. The Landlord may (i) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building; (ii) relocate the facilities and improvements in or comprising the Building or erected on the land; (iii) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and (iv) do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this section 11.2, access to the Premises shall be available at all times. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

         11.3 Covenants, Conditions, and Restrictions. Tenant hereby acknowledges and agrees that the Building of which the Premises is a part, and Tenant's occupancy thereof, is subject to that certain Master Declaration of Covenants, Conditions, and Restrictions for Beacon Centre (the "Declaration"), which Declaration has been recorded among the Public Records of Dade County, Florida. Copies of the Declaration are located at Landlord's management office and may be reviewed by Tenant during Landlord's normal business hours. Tenant hereby acknowledges the existence of such Declaration and agrees to be bound by the terms thereof (and any amendments or modifications thereto). Tenant hereby agrees to reimburse Landlord, within five (5) days after demand therefor, for the proportionate share of Common Expenses attributable to the Premises, as described in the Declaration.

         11.4 Tenant Relocation. Landlord shall have the right, at any time upon sixty (60) days' written notice to Tenant, to relocate Tenant into other space comparable to the Premises within the Building or within the business park of which the Building is a part. Upon such relocation, such new space shall be deemed the Premises and the prior space originally demised shall in all respects be released from the effect of this Lease. If the Landlord elects to relocate Tenant as above described, (i) the new space shall contain approximately the same as, or greater usable area than the original space, (ii) the Landlord shall improve the new space, at Landlord's sole cost, to at least the standards of the original space, (iii) the Landlord shall pay the reasonable costs of moving Tenant's trade fixtures and furnishings from the original space to the new space, (iv) as total compensation for all other costs, expenses, and damages which Tenant may suffer in connection with the relocation, including but not limited to, lost profit or business interruption, no Minimum Rent, Operating Costs, or Taxes shall be due or payable for the first full calendar month of Tenant's occupancy of the new space, and Landlord shall not be liable for any further indirect or special expenses of Tenant resulting from the relocation,
(v) Minimum Rent, Tenant's proportionate share of Operating Costs and Taxes, and all other charges hereunder shall be the same for the new space as for the original space, notwithstanding that the new space may be larger than the original space, and (vi) all other terms of this Lease shall apply to the new space as the Premises, except as otherwise provided in this paragraph.

                           ARTICLE XII. CONDEMNATION.
                           -----------  ------------

         12.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent and all other charges shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent or charges paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken.

         12.2 Taking For Temporary Use. If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken for the period of such temporary use.

         12.3 Award. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

                        ARTICLE XIII. GENERAL PROVISIONS.
                        ------------  ------------------

         13.1 Delay. Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of rent or other charges, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

         13.2 Holding Over. If the Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to twice the monthly amount of Minimum Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

         13.3 Waiver; Partial Invalidity. If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

         13.4 Recording. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

         13.5 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, or overnight express mail courier, postage prepaid, addressed (i) if to Landlord, at the address set forth on the Lease Summary; and (ii) if to the Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by overnight express mail courier.

         13.6 Successors; Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of
Article VIII. If there is at any time more than one Tenant or more than one person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

         13.7 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

         13.8 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, when the context allows, the employees, agents, invitees, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

         13.9 Entire Agreement; Governing Law; Time. This Lease and the Exhibits and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits and Riders may not be modified except by agreement in writing executed by the Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida. Time is of the essence of this Lease.

         13.10 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

         13.11 Quiet Enjoyment. If the Tenant pays rent and other charges and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

         13.12 Brokerage. Landlord and Tenant each represent and warrant one to the other that except as set forth in the Lease Summary, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes the broker(s) specified in the Lease Summary as the sole broker(s) with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker(s). Tenant acknowledges that Codina Realty Services, Inc.oOncor International represents solely the Landlord with respect to this Lease.

         13.13 TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.

                  EXECUTED as of the day and year first above written.

WITNESSES:             LANDLORD:

                       NEW WORLD PARTNERS JOINT VENTURE
                       NUMBER FOUR, a Florida general partnership

                       By:      Codina/Tradewind, Ltd., a Florida
                                limited partnership, managing partner

                                By:     Weeks Beacon Centre,  LLC, a
                                        Georgia limited liability
                                        company, sole general partner

                                        By:   Duke-Weeks Realty Limited
                                              Partnership, an Indiana
                                              limited partnership, sole
                                              member

                                              By:    Duke-Weeks Realty
                                                     Corporation, an
                                                     Indiana corporation,
                                                     its sole general partner


                                                     By:
-----------------------                                 ------------------------
                                                     Name:
-----------------------                                   ----------------------
                                                     Title:
                                                           ---------------------

                       TENANT:

                       99CENT STUFF-BEACON WAREHOUSE, LLC, a
                       Florida limited liability company

                       By: 99Cent Stuff, LLC, a Delaware limited liability company, Member

                                By:
-----------------------            ---------------------------------------------
                                Name:
-----------------------              -------------------------------------------
                                Title:
                                      ------------------------------------------

                                   EXHIBIT "A"

                             Floor Plan of Premises

                                   EXHIBIT "B"

                     Legal Description of Building and Land

Building 21

                                   EXHIBIT "C"

                              RULES AND REGULATIONS


         1. Security. The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

         2. Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, Landlord may retain $50.00 of Tenant's security deposit for locksmith work and administration.

         3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

         4. Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

         5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

         6. Heavy Articles. The Tenant shall not place in or move about the Premises without the Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

         7. Bicycles, Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

         8. Deliveries. The Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

         9. Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

         10. Food and Beverages. Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

         11. Refuse. The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

         12. Obstructions. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

         13. Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

         14. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

         15. Parking. If the Landlord designates tenant parking areas for the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord the sum of Twenty and No/100 ($20.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                                   EXHIBIT "D"


         Tenant acknowledges and agrees that Landlord has afforded Tenant the opportunity for full and complete examination and inspection of the Premises prior to executing the Lease and that, except as expressly set forth below, Tenant is accepting the Premises in "as-is" condition on the date of the Lease and that Landlord shall have no obligation whatsoever to furnish, render, or supply any money, work, labor, fixture, material, decoration, or equipment in order to prepare the Premises for Tenant's occupancy. Any and all alterations and improvements to the Premises shall be at Tenant's expense (including, without limitation, any impact fees) and are subject to the provisions of the Lease applicable to alterations, including, without limitation, that the plans and specifications for any such alterations and improvements are subject to Landlord's prior written approval.

         Without limiting the generality of the foregoing, it is specifically acknowledged that Landlord is not required to construct a demising wall in order to separate the Premises from the remaining space in the Building. Landlord may (at its expense) elect to construct a demising wall if and when all or any portion of the remaining space in the Building is leased to a third party.

         Notwithstanding the foregoing, Landlord shall be responsible to contribute up to One Hundred Thirty-Seven Thousand One Hundred Fifty and 40/100 ($137,150.40) Dollars for alterations and improvements to construct office space within the Premises (including any necessary demolition and including any architectural and engineering fees) to be made by Tenant within one (1) year after the Commencement Date (the "Improvement Allowance"). The plans and specifications for any such alterations and improvements, and the contractors and subcontractors to be used by Tenant, are subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. The Improvement Allowance shall be paid by Landlord to Tenant within thirty (30) days after submission of an invoice to Landlord and receipt by Landlord of a certificate of occupancy for such work, a contractor's affidavit from Tenant's general contractor, releases of lien from the applicable subcontractors, suppliers, and laborers, and as-built drawings of such work, with a list and description of all work performed by the contractors, subcontractors, and material suppliers. Tenant shall be solely responsible for any and all costs and expenses with respect to any alterations and improvements to the Premises which are above the Improvement Allowance. Tenant shall receive no credit or payment for any unused portion of the Improvement Allowance.

         However, even if all requirements set forth above have been met for payment of the Improvement Allowance, the Improvement Allowance shall not be payable by Landlord if at such time there exists on the part of Tenant a monetary default under the Lease beyond the expiration of applicable notice and cure periods. If such a monetary default exists, then Landlord will not be required to remit the Improvement Allowance to Tenant until such monetary default has been cured.

                             RIDER NUMBER 1 TO LEASE

                             dated ___________, 1999

                       99CENT STUFF-BEACON WAREHOUSE, LLC

                                 OPTION TO RENEW

         A. Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, the Renewal Term, as hereinafter defined) for one (1) additional term of sixty-four
(64) months (the "Renewal Term"), commencing as of the date immediately following the expiration of the initial Term, such option to be subject to the covenants and conditions hereinafter set forth in this Rider.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

         C. Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the Renewal Term, subject to applicable notice and grace periods, the Renewal Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

         D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

         E. The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except as follows:

                  (1) The "Commencement Date" for the purpose of the Lease shall be the first day of the Renewal Term.

                  (2) The Minimum Rent for the Renewal Term shall be an amount equal to the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for industrial space comparable to the Premises as reflected in one or more leases executed by Landlord with new tenants of the Building within the twelve-month period immediately preceding commencement of the Renewal Term. If Landlord has not executed any lease with new tenants within said twelve-month period, the new prevailing market rental rate determination shall be based on new leases for premises comparable to the Premises herein, as executed within said twelve-month period by owners of other comparable industrial properties located in west Miami-Dade County, Florida. However, in no event shall Minimum Rent for any year of the Renewal Term be less than the amount of Minimum Rent for the immediately prior year.

                  (3) Following expiration of the Renewal Term as provided herein, Tenant shall have no further right to renew or extend the Lease.

         F. Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with the applicable provisions of the Lease.

                     NOTICE REQUIRED BY CHAPTER 88-285, LAWS
                                   OF FLORIDA

                  Chapter 88-285, Laws of Florida, requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building:

                  "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

                                99CENT STUFF-BEACON WAREHOUSE, LLC

                                By: 99Cent Stuff, LLC, a Delaware limited liability company, Member


                                         By:
                                             -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         Date:
                                              ----------------------------------

                           RECEIPT OF SIGNAGE CRITERIA


                  Pursuant to that certain Lease entered into between the undersigned Tenant and New World Partners Joint Venture Number Four ("Landlord"), the undersigned, by its execution below, hereby acknowledges receipt of Landlord's signage criteria as such criteria exists on the date hereof.

                              99CENT STUFF-BEACON WAREHOUSE, LLC

                              By: 99Cent Stuff, LLC, a Delaware limited liability company, Member


                                       By:
                                           --------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------
                                       Date:
                                            -------------------------

                                ADDENDUM TO LEASE

         THIS ADDENDUM TO LEASE (the "Addendum") is made and entered into as of __________, 1999, by and between NEW WORLD JOINT VENTURE NUMBER FOUR, a Florida general partnership (the "Landlord"), and 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company (the "Tenant"), with respect to that certain Lease of even date herewith (the "Lease"), whereby Landlord leased to Tenant, and Tenant leased from Landlord, the Premises, as defined in the Lease, in Beacon Centre, Miami, Florida. All defined terms in this Addendum shall have the same meaning as in the Lease, except if otherwise noted. Except as amended and modified by this Addendum, all of the terms, covenants, conditions, and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

         1. Grant; Term. In section 1.1 of the Lease, in the third paragraph, in the fourth line, delete "five (5) business" and replace it with the following:
"fifteen (15)."

         2. Covenant to Pay. In section 2.1 of the Lease, in the fifth line, delete "five (5)" and replace it with the following: "fifteen (15)."

         3. Operating Costs; Taxes. In section 2.3 of the Lease:

                  (a) in subsection (a), in the last line, insert the following after "payments": "(as long as Landlord bills other Building tenants along with the Tenant)."

                  (b) in subsection (b):

                      (i) in the second line, insert the following after "made":
"(but not to exceed one hundred eighty (180) days)."

                      (ii) in the fifth line, delete "five (5)" and replace it with the following: "fifteen (15)."

                      (iii) in the eighth line, insert the following after "installments of": "Minimum Rent and."

                  (c) in subsection (c):

                      (i) in the eighth line, insert the following after "Areas": "determined in accordance with generally accepted accounting principles."

                      (ii) in the last line, insert the following after "fee":
"(which management fee shall not exceed five (5%) percent of the gross revenues of the Building per annum)."

                      (iii) insert the following at the end: "In addition, if the Building is not fully occupied during any calendar year of the term of this Lease, the occupancy-sensitive Operating Costs for purposes of this section 2.3 shall be determined as if the Building had been fully occupied during such calendar year. For the purposes of this section 2.3, "fully occupied" shall mean occupancy of ninety-five (95%) percent of the rentable area of the Building."

                  (d) in subsection (d), in the last line, insert the following after "payments"": "(as long as Landlord bills other Building tenants along with Tenant)."

                  (e) in subsection (e):

                      (i) in the second line, insert the following after "made":
(but not to exceed one hundred eighty (180) days)."

                      (ii) in the fifth line, delete "five (5)" and replace it with the following: "fifteen (15)."

                      (iii) in the eighth line, insert the following after "installments of": "Minimum Rent and."

         4. Rent Past Due. In section 2.5 of the Lease, in the first line, insert the following after "overdue": "by more than ten (10) days."

         5. Security Deposit. In section 2.6 of the Lease, in the sixth line, insert the following after "option": "after prior written notice to Tenant."

         6. Landlord's Lien. Delete section 2.7 of the Lease in its entirety and replace it with the following: "Landlord and Tenant acknowledge the existence of a landlord's lien pursuant to Chapter 83, Laws of Florida. Notwithstanding the foregoing, Landlord agrees to subordinate its lien to a bona fide institutional lender providing acquisition financing or lease financing for Tenant's furniture, fixtures, and equipment, so that Landlord will have a second lien on such furniture, fixtures, and equipment.

         7. Signs. In section 3.3 of the Lease, insert the following at the end:
"Landlord's approval will not be unreasonably withheld if the proposed signage is in compliance with Landlord's signage criteria in effect from time to time.

         8. Right of Examination. In section 4.1 of the Lease, in the second line, insert the following after "upon": "prior."

         9. Maintenance and Repairs by Tenant. In section 5.2 of the Lease:

                  (a) in the third line, insert the following after "class":
"warehouse."

                  (b) in the sixteenth line, insert the following after "Landlord": "(which approval will not be unreasonably withheld)."

                  (c) in the eighteenth line, insert the following after "Term":
"(reasonable wear and tear excepted)."

         10. Liens. In section 5.5 of the Lease, in the sixth line, delete "recording" and replace it with the following: "notice to Tenant of any such lien having been recorded."

         11. Utilities. In section 5.6 of the Lease, in the first line, delete "Landlord, or as the Landlord directs" and replace it with the following: "the applicable utility companies, or, if not separately metered, then to Landlord."

         12. Termination for Damage. In section 7.2 of the Lease, in the sixth line, delete "immediately" and replace it with the following: ", within thirty
(30) days thereafter,."

         13. Transfer by Tenant. In section 8.1 of the Lease:

                  (a) in the fifteenth line, insert the following after "Lease":
"(unless Landlord expressly consents in writing to a release of Tenant at the time of the Transfer in question)."

                  (b) insert the following at the end: "Notwithstanding anything to the contrary contained in this section 8.1, Tenant may assign this Lease or sublet all or any portion of the Premises, without Landlord's consent, to any successor of Tenant resulting from a merger or consolidation of Tenant, or as a result of a sale by Tenant of all or substantially all of its assets or stock, provided that no such transfer shall relieve Tenant from any liability under this Lease, whether accrued to the date of such transfer or thereafter accruing; provided, however, that (i) no such assignment or sublease shall relieve Tenant from any liability under this Lease, whether accrued to the date of such assignment or sublease or thereafter accruing (unless Landlord expressly consents in writing to a release of Tenant at the time of the assignment or sublease in question), and (ii) such assignee or sublessee expressly assumes, in writing. All of Tenant's obligations under this Lease, in form and content reasonably acceptable to Landlord (except, as between a sublessee and Tenant, for the specific business deal between Tenant and such sublessee), and (iii) no series of one or more of such transfers shall be used by Tenant to "spin off" this Lease to independent third parties, and (iv) Tenant shall give Landlord fifteen (15) days' prior written notice of any such assignment or subletting not requiring Landlord's consent. In addition, any change in the controlling interest in the stock of Tenant as a result of an initial public offering of Tenant's stock, and any transfer of the capital stock of Tenant by persons or parties through the "over-the-counter market" or through any recognized stock exchange, shall not be deemed to be a Transfer requiring Landlord's consent."

         14. Assignment by Landlord. In section 8.2 of the Lease:

                  (a) in the fifth line, insert the following after "Lease": "in connection with any contractual or equitable actions and not in connection with independent torts committed by Landlord."

                  (b) in the last line, insert the following after "Tenant": ", so long as Tenant has been notified in writing of the name and address of any such successor Landlord."

         15. Defaults. In section 9.1 of the Lease:

                  (a) in the third line, insert the following after "paid":
"within five (5) days after."

                  (b) in the fifth line, delete "five (5)" and replace it with the following: "ten (10)."

         16. Remedies. In section 9.2 of the Lease:

                  (a) in subsection (A), in the second line:

                      (i) insert the following after "account": ", or Landlord may terminate Tenant's right to possession (without terminating this Lease), for the account of Tenant."

                      (ii) insert the following after "Tenant": "(in either event)."

                  (b) in subsection (B), in the sixth line, insert the following after "otherwise": "to the extent permitted by law."

                  (c) in subsection (C), in the first line, insert the following after "above": "(such that Tenant's right to possession is terminated)."

                  (d) in subsection (D), in the last line, insert the following after "Premises": "(except as set forth in subsection (E), below)."

                  (e) in subsection (E):

                      (i) in the first line, insert the following after "above":
"(such that Tenant's right to possession is terminated)."

                      (ii) in the last line, insert the following after "Term":
"(reduced to present value using a discount factor equal to the stated prime lending rate on the date of Tenant's default by Landlord's then existing mortgage or, if there is no mortgage, by Bank of America, Citibank, or First Union, as chosen by Landlord). Prior to or following payment in full by Tenant of such discounted sum promptly upon demand, Landlord shall use good faith efforts to relet the Premises. If Landlord receives consideration as a result of a reletting of the Premises relating to the same time period for which Tenant has paid accelerated rent, such consideration actually received by Landlord, less any and all of Landlord's cost of repairs, alterations, additions, redecorating, and other expenses in connection with such reletting of the Premises, shall be a credit against such discounted sum, and such discounted sum shall be reduced if not yet paid by Tenant as called for herein, or if Tenant has paid such discounted sum, such credited amount shall be repaid to Tenant by Landlord (provided said credit shall not exceed the accelerated amount)."

                  (f) in subsection (F):

                      (i) in the first line, insert the following after "Landlord": "(upon written notice to Tenant)."

                      (ii) delete the second sentence in its entirety.

         17. Costs. In section 9.3 of the Lease, insert the following at the end: "Notwithstanding anything to the contrary contained in this Lease, in the event of any litigation between Landlord and Tenant arising out of this Lease or Tenant's use and occupancy of the Premises, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including attorney's fees, at all levels, including appeals."

         18. Default by Landlord. In section 9.5 of the Lease:

                  (a) in the fourth line, delete "thirty (30)" and replace it with the following: "fifteen (15)."

                  (b) insert the following at the end: "If Tenant has received a final, non-appealable judgment from a court of competent jurisdiction for damages against Landlord as a result of an uncured default by Landlord under this Lease after the expiration of Landlord's cure period, and such judgment has nonetheless not been satisfied within sixty (60) days after the date that the judgment became final and non-appealable, then Tenant will have the right to deduct the unpaid amount of such judgment against the Minimum Rent to become due under this Lease until fully credited."

         19. Subordination; Attornment. In section 10.2 of the Lease, insert the following at the end: "Notwithstanding the foregoing, any such subordination and attornment shall be conditioned on the Landlord obtaining a nondisturbance agreement in favor of Tenant from all mortgages and ground lessors regarding any financings or ground leases entered into by Landlord prior to or after the date hereof with respect to the Building."

         20. Alterations by Landlord. In section 11.2 of the Lease, in the last line, insert the following after "foregoing": "so long as Landlord's exercise of its rights pursuant to this section 11.2 does not unreasonably interfere with Tenant's use of the Premises."

         21. Covenants, Conditions and Restrictions. In section 11.3 of the
Lease:

                  (a) in the ninth line, delete "five (5)" and replace it with the following: "fifteen (15)."

                  (b) insert the following at the end: "It is Landlord's intention not to double charge Tenant for any expenses pursuant to section 2.3 of this Lease and the Declaration. The expenses solely relating to the Building are intended to be charged pursuant to section 2.3 of this Lease. Those expenses that are incurred by Landlord on a park-wide basis (such as, by way of example only and not as a limitation, park-wide security and landscaping of the perimeter berm) are passed-through pursuant to the Declaration, but are also included within the expenses pursuant to section 2.3 of this Lease."

         22. Tenant Relocation. In section 11.4 of the Lease:

                  (a) in the first line, delete "sixty (60)" and replace it with the following: "ninety (90)."

                  (b) in the second line, insert the following after "comparable": "(including, without limitation, that in order for such new space to be comparable, there must be sufficient vacant space contiguous to the new space so that Tenant's right of first offer as described in section 13.16 of this Lease remains available)."

                  (c) in the thirteenth line, delete "full calendar month" and replace it with the following: "three (3) full calendar months."

                  (d) insert the following at the end: "Any such relocation of Tenant shall take place between Friday at 5:00 p.m. and Monday at 9:00 a.m., so that Tenant's regular weekday business hours are not interfered with."

         23. Award. In section 12.3 of the Lease, in the eighth line, insert the following after "Tenant": "and for Tenant's business damages."

         24. Notices. In section 13.5 of the Lease, in the fifth line, delete "the Premises or, prior to Tenant's occupancy of the Premises, at."

         25. Condition Precedent. Insert the following as section 13.14 of the
Lease: "Notwithstanding anything to the contrary contained herein, this Lease, and the obligations of the parties hereunder, are expressly made subject to the satisfaction by Landlord, in Landlord's sole discretion, within the time period set forth below, of the following condition precedent:

         Within thirty (30) days after the date of this Lease, Techmedia Computer Systems Corporation (the existing tenant of the Premises) shall have vacated the Premises such that Landlord may deliver the Premises to Tenant.

         If the condition precedent set forth above has been duly and timely satisfied as provided above, then Landlord shall notify Tenant in writing. If such condition precedent has not been duly and timely satisfied, then either party may terminate this Lease, whereupon Landlord shall return to Tenant the prepaid rent, and the parties shall be relieved of all further obligations under this Lease; provided, however, that if Landlord is able to deliver the Premises to Tenant within fifteen (15) days after delivery of the terminating party's termination notice, then the termination shall be void and of no further force or effect, and this Lease shall continue in full force and effect."

         26. Cross-Default. Insert the following as section 13.15 of the Lease:
"The parties acknowledge that Tenant's affiliate has entered or will enter into a Retail Lease with New World Partners Joint Venture ("NWPJV") (an affiliate of Landlord) for space in The Plaza at Beacon Centre (the "Retail Lease"). Landlord and Tenant acknowledge and agree that (a) any default by Tenant's affiliate under the Retail Lease shall be a default under this Lease, entitling Landlord to exercise its rights and remedies as provided in this Lease, and (b) any default by Tenant under this Lease shall be deemed to be a default by Tenant's affiliate under the Retail Lease, entitling NWPJV to exercise its rights and remedies as provided in the Retail Lease. Notwithstanding the foregoing, Landlord agrees that, so long as no uncured default exists on the part of Tenant under this Lease (as opposed to the Retail Lease), then Landlord will not seek to evict Tenant from the Premises under this Lease and/or terminate this Lease, although Landlord reserves the right to seek any other available rights and remedies as against Tenant hereunder arising out of a default under the Retail Lease. The security deposit paid by Tenant's affiliate pursuant to the Retail Lease shall also be the security deposit for this Lease.

         27. Right of First Refusal. Insert the following as section 13.16 of the Lease: "Commencing on the Commencement Date and continuing through the Term (and including the Renewal Term, if applicable), Landlord hereby grants to Tenant a continuing right of first refusal with respect to the space in the Building contiguous to the Premises (approximately 50,000 square feet) (the "Right of First Refusal Space"), as and when such space becomes available for lease from time to time. Such right of first refusal is exercisable by Tenant as follows: Landlord shall notify Tenant of a bona fide offer received by Landlord to lease all or any portion of the Right of First Refusal Space (which may be an offer to lease more than the Right of First Refusal Space, so long as any portion of the Right of First Refusal Space is included in such offer), which offer is acceptable to Landlord. (Landlord shall not be required to obtain an executed lease in order to activate this right of first refusal. Landlord need only present the terms and conditions of such bona fide offer to Tenant as reflected in an executed or unexecuted nonbonding letter of intent or similar proposal.) Tenant shall then have five (5) business days within which to notify Landlord in writing of Tenant's election to lease the space which is the subject of such bona fide offer on the same terms and conditions as such bona fide offer. If Tenant timely elects to lease such space, then, upon delivery of such space to Tenant, Tenant shall accept possession thereof and such space shall thereupon become part of the Premises and subject to all of the terms and conditions of this Lease, as the same may be modified and amended, except where the business terms and conditions of this Lease need be changed with respect to such space in order to reflect the business terms and conditions of such bona fide offer with respect to such space. If Tenant fails to so notify Landlord within such five (5) business day period, then the right of first refusal with respect to such bona fide offer shall be deemed to be waived by Tenant and of no further force or effect until such time as the third party lease entered into by Landlord for such space based on the terms and conditions of the bona fide offer expires. However, Landlord shall have a period of ninety (90) days after the date of Landlord's original written notice to Tenant to enter into a lease with the third party that was the subject of such bona fide offer (or its affiliate) on terms not materially more favorable to such third party than the terms set forth in such bona fide offer. If Landlord does not enter into a lease with such third party (or its affiliate) on terms not materially more favorable to such third party than the terms set forth in such bona fide offer by the end of such ninety (90) day period, or if any of the terms of the offer change in any significant way, Landlord shall not enter into any lease with respect to the Right of First Refusal Space without again complying with the provisions of this section.

         Notwithstanding anything contained herein to the contrary, Tenant shall not be permitted to exercise the right of first refusal while in default of the Lease, subject to any applicable default notice and grace or cure periods."

         28. Remaining Space. Insert the following as section 13.17 of the
Lease: "As provided in Exhibit "D" to the Lease, Landlord is not required to construct a demising wall in order to separate the Premises from the remaining space in the Building. Landlord may inspect the Premises at any time(s) to determine whether Tenant is utilizing any other space in the Building in addition to the Premises. If Tenant is so using all or any portion of such other space, then Tenant shall immediately vacate the space which is not entitled to use, unless Landlord, in its sole discretion, allows Tenant to remain in such space. In any case, for any amount of time that Tenant so utilizes such other space, Tenant shall be responsible to pay to Landlord rent (plus sales tax) for such space at the per-square-foot rate then being paid by Tenant as Minimum Rent and Increased Operating Costs and Increased Taxes for the Premises, based on the amount of square footage being utilized by Tenant in such other space (as reasonably estimated by Landlord). The rent for such other space shall be payable on a monthly basis in the same manner as rent is paid under the Lease, and shall be prorated for any partial month of Tenant's use of such other space. However, for the first time that Landlord notifies Tenant that Tenant is so using any such other space, Landlord will not charge any rental for such other space to Tenant unless Tenant fails to vacate such other space within three (3) business days after written notice from Landlord."

         29. Heavy Articles. In section 6 of the Rules and Regulations attached to the Lease as Exhibit "C" (the "Rules"), insert the following at the end:
"Tenant may keep a safe in the Premises, so long as Tenant does not exceed the floor load of the portion o the Premises where such safe is kept. Tenant shall consult with the Landlord as to the recommended location for Tenant's safe."

         30. Parking. In section 15 of the Rules:

                  (a) delete the second sentence in its entirety and replace it with the following: "Upon Landlord's request (not more than one (1) time per year), Tenant shall furnish Landlord with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents."

                  (b) In the ninth line, insert the following after "parked":
"if the offending vehicle has not been moved by Tenant within one (1) business day after written notice from Landlord."

         31. Enforcement. Insert the following as section 16 of the Rules: "The rules and regulations will be applied in a nondiscriminatory manner as to Tenant."

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the day and year first above written.

WITNESSES:                LANDLORD:

                          NEW WORLD PARTNERS JOINT
                          VENTURE NUMBER FOUR, a Florida
                          General partnership

                          By:      Codina/Tradewind, Ltd., a Florida
                                   Limited partnership, managing
                                   Partner

                                   By:      Weeks Beacon Centre, LLC,
                                            a Georgia limited liability
                                            company, sole general
                                            partner

                                            By:      Duke-Weeks Realty
                                                     Limited Partnership,
                                                     an Indiana limited
                                                     Partnership, sole
                                                     Member

                                                     By:      Duke-Weeks
                                                              Realty
                                                              Corporation,
                                                              an Indiana
                                                              corporation,
                                                              its sole
                                                              general
                                                              partner


__________________                                   By:________________________
                                                     Name:______________________
__________________                                   Title:_____________________

                          TENANT:

                          99CENT STUFF-BEACON WAREHOUSE, LLC,
                          a Florida limited liability company

                          By: 99CENT STUFF, LLC, a Delaware limited liability company, Member


__________________        By:____________________________
                          Name:__________________________
__________________        Title:_________________________

                            SECOND ADDENDUM TO LEASE


         THIS SECOND ADDENDUM TO LEASE (the "Second Addendum") is made and entered into as of the 31st day of March, 2000, by and between NEW WORLD PARTNERS JOINT VENTURE NUMBER FOUR, a Florida general partnership (the "Number Four"), new world partners joint venture number two, a Florida general partnership ("Number Two") (Number Four and Number Two are sometime collectively referred to as the "Landlord"), and 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company (the "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Number Four and Tenant entered into that certain Lease-Industrial Commercial, dated August 28, 1999, as amended by that certain Addendum to Lease, of even date therewith (collectively, the "Lease"), whereby Number Four leased to Tenant, and Tenant leased from Number Four, the Premises, as defined in the Lease, consisting of approximately twenty-eight thousand five hundred seventy-three (28,573) rentable square feet in Building 21 of Beacon Centre with an address of 8500 N.W. 17th Street, Miami, Florida 33126; and

         WHEREAS, Landlord and Tenant desire to amend and modify the Lease in order for Tenant to lease from Number Four additional premises located in the Building, consisting of approximately six thousand six hundred sixty-one (6,661) rentable square feet of warehouse space (and which includes no office space) (the "Building 21 Expansion Space"), which Building 21 Expansion Space is more particularly described in Exhibit "A" attached hereto and made a part hereof, on the terms and conditions hereinafter set forth; and

         WHEREAS, Landlord and Tenant desire to amend and modify the Lease in order for Tenant to lease from Number Two additional premises located in Building 9 of Beacon Centre, consisting of approximately seventeen thousand eight hundred sixty-five (17,865) rentable square feet (which includes approximately three thousand give hundred sixty-four (3,564) rentable square feet of office space) located at 1600 N.W. 84th Avenue, Miami, Florida 33126 (the "Building 9 Expansion Space"), which Building 9 Expansion Space (along with a legal description of Building 9) is more particularly described in Exhibit "B," attached hereto and made a part hereof, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2. General Provisions. All defined terms in this Second Addendum shall have the same meaning as the Lease, except as otherwise noted. Except as amended and modified by this Second Addendum, all of the terms, covenants, conditions, and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Second Addendum, this Second Addendum shall control. For purposes of this Second Addendum, (a) the twenty-eight though and five hundred seventy-three (28,573) square feet leased by Tenant pursuant to the Lease is sometimes referred to the "Original Premises, " and (b) the Building 21 Expansion Space and the Building 9 Expansion Space are sometimes collectively referred to as the "Expansion Space.:

3. Expiration Date. The parties acknowledge and agree that (unless earlier terminated in accordance with the Lease) the Expiration Date of the Lease is August 31, 2004.

4. Grant. Number Four hereby leases to Tenant, and Tenant hereby leases from Number Four, the Building 32 Expansion Space. The owner of Building 9 is number Two. Therefore, pursuant to all of the terms, covenants, conditions, and agreements of the Lease (as modified hereby), Number Two hereby leases to Tenant, and Tenant hereby leases from Number Two, the Building 9 Expansion Space.

5. Expansion Space Commencement Date. The Premises shall be deemed to include the Expansion Space as of April 1, 2000 (the "Expansion space Commencement Date"). Upon the Expansion Space Commencement Date, Tenant's obligations to pay minimum Rent, Tenant's proportionate share of Increased Operating Costs and Increased Taxes (except for the Building 9 Expansion Space), and any other amounts with respect to the Expansion Space shall thereupon commence and the Expansion Space shall thereupon become part of the Premises for all purposes of the Lease, as modified by this Second Addendum.

         As of the Expansion space Commencement Date, the square footage of the Premises shall be fifty-three thousand ninety-nine (53,099) rentable square feet.

6. Term.

         (a) Building 21 Expansion Space. The Term of the Lease with respect to the Building 21 Expansion Space shall commence on the Expansion Space Commencement Date and, unless earlier terminated in accordance with the Lease, shall expire on the Expiration Date of the Lease (i.e., August 31, 2004).

                  (b) Building 9 Expansion Space. The Term of the Lease with respect to the Building 9 Expansion Space shall commence on the Expansion space Commencement Date and, unless earlier terminated in accordance with the Lease, shall expire on March 31, 2001.

7. As-Is. Tenant acknowledges and agrees that Landlord has afforded Tenant the opportunity for full and complete examination and inspection of the Expansion space prior to executing this Second Addendum and that Tenant is accepting the Expansion Space in "as-is" condition on the date hereof and that Landlord shall have no obligation whatsoever to furnish, render, or supply any money, work, labor, fixture, material, decoration, or equipment in order to prepare the Expansion Space for Tenant's occupancy. Any and all alteration and improvements to the Expansion Space shall be contracted for by Tenant and shall be constructed at Tenant's expense (including, without limitation, any impact fees) and are subject to the provisions of the Lease applicable to alterations, including, without limitation, that the plans and specifications for any such alterations and improvements are subject to Landlord's prior written approval.

         Notwithstanding the foregoing, Landlord acknowledges that Tenant may apply any remaining portion of the Improvement Allowance pursuant to Exhibit "D" to the lease toward improvements to be made to the Building 21 Expansion Space, subject to the terms and conditions set forth in Exhibit "D" to the Lease.

         In addition, Landlord shall be responsible to contribute up to Five Thousand and no/100 ($5,000.00) Dollars for alterations and improvements to the Building 9 Expansion Space (including any necessary demolition and including any architectural and engineering fees) to be made by Tenant within one (1) year after the Expansion Space Commencement Date (the "Building 9 Expansion Space Improvement Allowance"). The plans and specifications for any such alterations and improvements, and the contractors and subcontractors to be used by Tenant, are subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. The Building 9 Expansion Space Improvement allowance shall be paid by Landlord to Tenant within thirty (30) days after submission of an invoice to Landlord and receipt by Landlord of a certificate of occupancy for such work, a contractor's affidavit from Tenant's general contractor, releases of lien from the applicable subcontractors, suppliers, and laborers, and as-built drawings of such work, with a list and description of all work performed by the contractors, subcontractors, and material suppliers. Tenant shall be solely responsible for any and all costs and expenses with respect to any alterations and improvements to the Building 9 Expansion Space, which are above the Building 9 Expansion Space Improvement Allowance. Tenant shall receive no credit or payment for any unused portion of the Building 9 Expansion Space Improvement Allowance.

         However, even if all requirements set forth above have been met for payment of the Building 9 Expansion Space Improvement Allowance, the Building 9 Expansion Space Improvement Allowance shall not be payable by Landlord if at such time there exists on the part of Tenant a monetary default under the Lease (as modified hereby) beyond the expiration of applicable notice and cure periods. If such a monetary default exists, then Landlord will not be required to remit the Building 9 Expansion Space Improvement Allowance to Tenant until such monetary default has been cured.

8. Minimum Rent.

         (a) Building 21 Expansion Space. Commencing on the Expansion Space Commencement Date, the Minimum Rent for the Building 21 Expansion Space (payable to Number Four in the same manner set forth in the Lease for payments of Minimum
Rent) shall be as follows:

                                    ANNUAL MINIMUM RENT        MONTHLY PAYMENT
            LEASE YEAR              RATE PER SQUARE FOOT      (PLUS SALES TAX)
            ----------              --------------------      ----------------

         04/01/00 - 08/31/00             $7.00                    $3,885.58
         09/01/00 - 08/31/01             $7.28                    $4,041.01
         09/01/01 - 08/31/02             $7.57                    $4,201.98
         09/01/02 - 08/31/03             $7.87                    $4,368.51
         09/01/03 - 08/31/04             $8.18                    $4,540.58

         (b) Building 9 Expansion Space. Commencing on the Expansion Space Commencement Date, the Minimum Rent for the Building 9 Expansion Space (payable to Number Two in the same manner set forth in the Lease for payments of Minimum
Rent) shall be equal to Seven and No/100 ($7.00) Dollars per rentable square foot of the Building 9 Expansion Space per annum, plus tax, payable in advance on the first day of each month in the amount of Ten Thousand Four Hundred Twenty-One and 25/100 ($10,421.25) Dollars, plus tax.

9. Operating Costs; Taxes.

         (a) Building 21 Expansion Space. Commencing on the Expansion Space Commencement Date, the payments with respect to Tenant's proportionate share of Increased Operating Costs and Increased Taxes for the Building 21 Expansion Space shall be determined as provided in the Lease, including, without limitation, that the Base Year shall be the calendar year 1999. With the addition of the square footage of the Building 21 Expansion Space to the square footage of the Original Premises, Tenant's proportionate share of Building 21 shall be increased to 44.8%.

         (b) Building 9 Expansion Space. Because Tenant is leasing the Building 9 Expansion Space for twelve (12) months, there shall be no pass-through of Increased Operating Costs and Increased Taxes for the Building 9 Expansion Space.

  10. Rent for Original Premises. Nothing contained herein shall be construed to alter Tenant's obligations to pay to Number Four the Minimum Rent. Tenant's proportionate share of Increased Operating Costs and Increased Taxes, and any and any other amounts with respect to the Original Premises in accordance with the terms of the Lease.

11. Prepaid Rent. The Minimum Rent payable for the first (1st) month of the Term with respect to the Expansion Space (which is in the amount of Fifteen Thousand Two Hundred Thirty-Six and 77/100 ($15,236.77) Dollars (which includes sales tax) (i.e., $4,138.14 for the Building 21 Expansion Space, plus $11,098.63 for the Building 9 Expansion Space)), shall be paid by Tenant simultaneously with its execution of this Second Addendum.

12. Security Deposit. Tenant's $22,189.76 security deposit shall continue to be held by Landlord as security for Tenant's obligations under the Lease, as modified by this Second Addendum, pursuant to the terms and conditions of the Lease with respect thereto.

13. Parking.

         (a) Building 21 Expansion Space. In consideration of Tenant['s leasing of the Building 21 Expansion Space, Tenant shall have the right to use eight (8) additional unassigned parking spaces in the parking area for Building 21 (which equals a total of forty-five (45) unassigned parking spaces in the parking area for Building 21), on the terms and conditions set forth in the Lease, including, without limitation, section 11.1.

         (b) Building 9 Expansion Space. In consideration of Tenant's leasing of the Building 9 Expansion Space, Tenant shall have the right to use twenty-three
(23) unassigned parking spaces in the parking area for Building 9, on the terms and conditions set forth in the Lease, including, without limitation, section 11.1.

14. Option to Renew.

         (a) Building 21 Expansion Space. Nothing contained in this Second Addendum shall be deemed to modify Tenant's Renewal Option as set forth in Rider Number 1 to the Lease; provided, however, that Tenant's exercise of its Renewal Option must include both the Original Premises and the Building 21 Expansion Space.

         (b) Building 9 Expansion Space. Tenant shall have no right or option whatsoever to renew or extend the Term with respect to the Building 9 Expansion Space.

15. Condition Precedent. The parties acknowledge and agree that section 13.14 of the Lease is deleted in its entirety and is of no further force or effect.

16. Cross-Default. Tenant acknowledges that this Second Addendum does not amend or modify the cross-default provisions set forth in section 13.15 of the Lease. In addition, the parties acknowledge and agree that any default by Tenant with respect to its obligations in connection with the Building 9 Expansion Space shall entitle Number Four to exercise its rights and remedies as provided in the Lease with respect to the Original Premises (and the Building 21 Expansion Space), and any default by Tenant with respect to its obligations in connection with the Original Premises and/or the Building 21 Expansion Space shall entitle Number Two to exercise its rights and remedies as provided in the Lease with respect to the Building 9 Expansion Space.

17. Remaining Space. The parties acknowledge and agree that section 13.17 of the Lease is deleted in its entirety and is of no further force or effect.

18. Guaranty. By his execution below, Raymond Zimmerman acknowledges and agrees that his Unconditional Guaranty of the Lease, executed in conjunction with the Lease, remains unaffected by this Second Addendum.

19. Brokerage. Landlord and Tenant each represent and warrant one to the other that except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Second Addendum or the execution hereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Codina Realty Services, Inc. Oncor International and Terranova Corporation as the sole brokers with whom Landlord has dealt in this transaction and Landlord shall pay any commissions payable to such brokers pursuant to separate agreements. Tenant acknowledges that Codina Realty Services, Inc. Oncor International represents solely the Landlord with respect to this transaction.

  20. Entire Agreement; No Set-Off. The Lease, as modified by this Second Addendum, sets forth the entire agreement between the Landlord and Tenant concerning the Premises and Tenant's use and occupancy thereof and there are no other agreements or understandings between them. Tenant certifies and affirms that, as of the date hereof, there are no claims, offsets, or breaches of the Lease, or any action or causes of action against Landlord directly or indirectly relating to the Lease.

                           [signatures on next page]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Addendum as of the day and year first above written.

WITNESSES:               LANDLORD:

                         NEW WORLD PARTNERS JOINT  VENTURE
                         NUMBER FOUR, a Florida general partnership

                         NEW WORLD PARTNERS JOINT VENTURE
                         NUMBER TWO, a Florida general partnership

                         By: Codina/Tradewind, Ltd., a Florida limited partnership, managing partner

                                 By::     Weeks Beacon Centre, LLC,
                                          a Georgia limited liability company,
                                          sole general partner

                                          By: Duke-Weeks Realty Limited
                                              Partnership, an Indiana limited
                                              partnership, sole member

                                              By:      Duke-Weeks Realty
                                                       Corporation,
                                                       an Indiana corporation,
                                                       its sole general partner

-----------------------                                By: /s/ Forrest Robinson
                                                       Name:  Forrest Robinson
-----------------------                                Title:  EVP

                         TENANT:

                         99CENT STUFF-BEACON WAREHOUSE, LLC, a
                         Florida limited liability company


-----------------------  By:      /s/ John R. Isaac, Jr.
                                 -----------------------
                         Name:   John R. Isaac, Jr.
-----------------------  Title:   CEO

                         GUARANTOR:

-----------------------  /s/  Raymond Zimmerman
                         ----------------------
                         RAYMOND ZIMMERMAN
-----------------------

                             THIRD ADDENDUM TO LEASE

         THIS THIRD ADDENDUM TO LEASE ("Addendum") is entered into as of July 26, 2001, by and between AMB-BEACON CENTRE ALLIANCE, LLC, a Florida limited liability company ("AMB-Beacon"), AMB-HTD BEACON CENTRE, LLC, a Florida limited liability company ("AMB-HTD"), and 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company ("Tenant"), with reference to the following Recitals. All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

                                    RECITALS
                                    --------

         A. New World Partners Joint Venture Number Four, a Florida general partnership, and AMB-Beacon's predecessor in interest, and Tenant have previously entered into that certain lease dated a of August 28, 1999 (the "First Addendum"), and that certain Second Addendum to Lease dated as of March 31, 2000 (the "Second Addendum"), as set forth in Exhibit A attached hereto (as amended, the "Original Lease"), pursuant to which Tenant leases from AMB-Beacon certain premises commonly known as "Building 21", and more particularly described in the Original Lease.

         B. New World Partners Joint Venture Number Two, a Florida general partnership, and AMB-HTD's predecessor in interest ("Number Two"), and Tenant have previously entered into the Original Lease, pursuant to which Tenant leases from AMB-HTD certain premises commonly known as "Building 9", and more particularly described in the Original Lease.

         C. The Term of the Original Lease with respect to Building 9 only expired on March 31, 2001.

         D. The Original Lease is cross defaulted with that certain lease dated as of August 28, 1999, as amended, by and between an affiliate of AMB-Beacon and AMB-HTD known as Headlands Realty Corporation, a Maryland corporation, and an affiliate of Tenant known as 99Cent Stuff-Beacon Centre, LLC, a Florida limited liability company, d/b/a 99(cent) Stuff (the "Headlands Lease").

         E. The parties hereto desire to amend the Original Lease to provide (i) that all references to Building 9 and Number Two are removed (as amended by this Addendum, the "Lease"), and (ii) that the resulting Lease is no longer cross-defaulted with the Headlands Lease, pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Incorporation of Recitals. The above Recitals are true and correct and are incorporated herein as if set forth in full.

         2. Removal of Building 9 Provisions. The parties agree that henceforth, the Original Lease shall be amended such that (i) all reference to Building 9 shall be removed therefrom, and (ii) all reference to Number Two shall be removed therefrom, such that henceforth the Lease shall apply only to that space leased to Tenant by AMB-Beacon, which consists of that space in Building 21 (consisting of approximately 28,573 square feet) and the Building 21 Expansion Space (consisting of approximately 6,661 square feet) (collectively, the "Premises").

         3. Cross-Defaults of No Further Force or Effect. Paragraph 13.15 of the Lease and Paragraph 16 of the Second Addendum are hereby deleted in their entirety.

         4. Raymond Zimmerman's Guaranty. By his execution below, Raymond Zimmerman acknowledges and agrees to this Addendum, and acknowledges and agrees that his Unconditional Guaranty of the Lease, executed in conjunction with the Lease, shall continue in full force and effect with respect to the Lease, as amended hereby.

         5. Lease Ratification. Except as amended and/or modified by this Addendum, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Addendum and the provisions of the Lease, the provisions of this Addendum shall prevail.

         6. Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Addendum attached hereto.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Addendum as of the date first above written.

                  TENANT:           99CENT STUFF-BEACON WAREHOUSE,
                  ------            LLC, a Florida limited liability company

                                    By:   99Cent Stuff, LLC, a Delaware limited
                                          liability company, Member


_______________________                   By:________________________________
_______________________                   Its:_______________________________



                  AMB-BEACON:       AMB-BEACON CENTRE ALLIANCE, LLC, a
                  ----------        Florida limited liability company

                                    By:   AMB Institutional Alliance Fund I,
                                          L.P., its sole member

                                          By: AMB Property, L.P., a Delaware
                                              limited partnership, its general
                                              partner

                                              By: AMB Property Corporation,
                                                  a Maryland corporation, its
                                                  general partner


__________________________                        By:__________________________

__________________________                        Its:_________________________


                  AMB-HTD:          AMB-HTD BEACON CENTRE, LLC, a Florida
                  -------           limited liability company

                                    By:   AMB Property, L.P., a Delaware limited
                                          partnership, its general partner

                                          By: AMB Property Corporation, a
                                              Maryland corporation, its
                                              general partner

__________________________                    By:_______________________________

__________________________                    Its:______________________________


                  GUARANTOR:              ______________________________________
                  ---------               RAYMOND ZIMMERMAN

                           AMB-HTD Beacon Centre, LLC
                     c/o Codina Real Estate Management, Inc.
                              8323 N.W. 12th Street
                                    Suite 115
                              Miami, Florida 33126
                            305.477.8700 (Telephone)
                            305.477-8720 (Facsimile)

                                  July 31, 2001

VIA FEDEX

Mr. Peter Waldron
Aerotek Contract Engineering Services, Inc.
7301 Parkway Drive
Hanover, Maryland

         RE:      LEASE-OFFICE COMMERCIAL DATED JULY 28, 1998 BETWEEN
                  AMB-HTD- BEACON CENTRE, LLC (SUCCESSOR-IN-INTEREST TO NEW WORLD PARTNERS JOINT VENTURE) (THE "LANDLORD") AND AEROTEK CONTRACT ENGINEERING SERVICES, INC. (THE "TENANT"), AS AMENDED BY ADDENDUM TO LEASE OF EVEN DATE HEREWITH (COLLECTIVELY, THE "LEASE"), FOR APPROXIMATELY 6,093 SQUARE FEET IN THE OFFICE BUILDING IN THE VILLAGE OF BEACON CENTRE, WITH AN ADDRESS OF 8223 N.W. 12TH STREET, SUITE 200, MIAMI BEACH, FLORIDA 33126

Gentlemen/Ladies:

         This letter will serve as notice that, pursuant to your right of first offer set forth in section 13.15 of the Lease, Landlord intends to offer for lease to a third party the "Right of First Offer Space" in Suite 202 of the building, consisting of approximately 1,607 rentable square feet (in conjunction with a negotiated termination of the existing tenant's lease for Suite 202).

         Pursuant to your right of first offer, Aerotek has five (5) business days within which to notify the Landlord in writing of your election to pursue negotiations for the Right of First Offer Space.

         Please notify me within five (5) business days if Aerotek elects to pursue negotiations for this space. However, if you could let us know sooner, it would be greatly appreciated. For your convenience, I have inserted a refusal notice at the end of this letter which you can sign and send back to me via facsimile.

         Thank you for your anticipated cooperation in this matter, and if you have any questions or comments, please call me.

                                   Sincerely,

                                   AMB-HTD - Beacon Centre, LLC

                                   By: Codina Real Estate Management,
                                       Inc., as Agent

                                       By:    /s/ Marta Fernandez
                                              -------------------
                                       Name:  Marta Fernandez
                                       Title: Property Manager

Aerotek Contract Engineering Services, Inc.
does not desire to lease such space.

Aerotek Contract Engineering Services, Inc.


By:      /s/ Mark Korszaloowski
         -----------------------
Name:    Mark Korszaloowski
Title:   Director of Real Estate
Date:    8/1/01

cc:      Mr. David H. Buxbaum
         Aerotek (at the Premises)

                             UNCONDITIONAL GUARANTY
                             ----------------------

         THIS UNCONDITIONAL GUARANTY (the "Guaranty") is made as of this ____ day of August, 1999, by RAYMOND ZIMMERMAN, individually (the "Guarantor"), in favor of NEW WORLD PARTNERS JOINT VENTURE ("NWPJV"), A Florida general partnership, and NEW WORLD PARTNERS JOINT VENTURE NUMBER FOUR, a Florida general partnership ("Number Four") (NWPJV and Number Four are sometimes collectively referred to as the "Landlord"), and is executed pursuant to that certain (i) Retail Lease, dated _______________, 1999 (the "Retail Lease"), between NWPJV and 99CENT STUFF-BEACON CENTRE, LLC, a Florida limited liability company, d/b/a/ 99(cent) Stuff (the "Retail Tenant") and (ii) Industrial Lease, dated ______________, 1999 (the "Industrial Lease"), between Number Four and 99CENT STUFF-BEACON WAREHOUSE, LLC, a Florida limited liability company (the "Industrial Tenant"). The Retail Lease is with respect to those certain Premises, as defined in the Retail Lease, located in The Plaza at Beacon Centre, Miami-Dade County, Florida (the "Warehouse Building"). The Retail Lease and the Industrial Lease are sometimes collectively referred to as the "Leases." The Retail Tenant and the Industrial Tenant are sometimes collectively referred to as the "Tenants."

         In order to induce Landlord to execute the Leases, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment and performance of all liabilities, obligations, and duties (including, without limitation, payment of rent) imposed upon Tenants under the terms of the Leases (for so long as this Guaranty is in effect as described below), as if Guarantor has executed the Leases as Tenant thereunder, irrespective of the expiration of the Leases, the invalidity or unenforceability of the Leases or any provision therein, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Landlord to secure Tenant's obligations contained in the Leases.

         Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including, but not limited to, notices of default by or to Tenants under the Leases, and waives demand for payment, protest, diligence, presentment, notice of protest, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.

         Guarantor further agrees that Landlord shall not be first required to enforce against Tenants or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereto against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation, or duty guaranteed hereby without joinder of Tenants or any other person. The effectiveness of this Guaranty shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Tenants by Landlord or agreed upon by landlord and Tenants, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenants or their respective estates in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and either or both of the Tenants, without notice to, or consent by, Guarantor, may at any time or times enter into such amendments, assignments, subleases, or other covenants respecting either or both of the Leases as they may deem appropriate, including, but not limited to, an increase in the rent due under either or both of the Leases or any other obligation thereunder; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Tenants under the Leases as so amended, assigned, subleased, or otherwise modified.

         Subject to the exceptions expressly set forth below, this Guaranty is absolute, unconditional, and continuing in any event, and shall not terminate until the payment of all sums and the performance of all obligations evidenced by the Leases.

         It is understood that other agreements similar to this Guaranty may, at Landlord's sole opinion and discretion, be executed by other persons with respect to the Leases. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Landlord obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of either or both of the Leases jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Landlord may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Leases against any remaining guarantor or guarantors, including Guarantor.

         Guarantor agrees that if Landlord shall employ an attorney to present, enforce, or defend any or all of Landlord's rights or remedies hereunder or under the Leases, Guarantor shall pay any reasonable attorneys' fees incurred by Landlord in such connection, whether such fees or incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Landlord and Guarantor arising out of this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including attorneys' fees, at all levels, including appeals.

         In the event the Landlord, or any successor owner of the Shopping Center and/or the Warehouse Building, sells, conveys, or otherwise transfers the Shopping Center and/or the Warehouse Building and/or either or both of the Leases, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect.

         This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby.

         This Guaranty shall be binding upon Guarantor and Guarantor's successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Landlord and Landlord's successors, heirs, executors, administrators, and assigns.

         Notwithstanding anything to the contrary contained in this Guaranty,
(a) Guarantor's total liability under this Guaranty shall not exceed an amount equal to the rent (as defined in the Retail Lease) payable by Tenant under the Retail Lease for the first two (2) years and four (4) months of the Term (as defined in the Retail Lease), commencing on the Commencement Date (subject to decline as described below) (the "Guaranteed Amount"), plus attorneys' fees and costs incurred by Landlord in enforcing this Guaranty, and (b) this Guaranty shall be applicable only with respect to the obligations of Tenants accruing under the Leases for the first sixty-four (64) months of the Term of the Retail Lease, commencing on the Commencement Date of the Retail Lease, no uncured event of default, or event which, with the passing of time or giving of notice would constitute a default, exists under the Leases on the part of Tenants, then this Guaranty shall be deemed to be terminated and of no further force or effect without the necessity of any further documentation evidencing such termination. Nevertheless, upon such termination and after Guarantor's written request, Landlord shall confirm the termination of this Guaranty in writing. With respect to the Guaranteed Amount, commencing on the first (1st) day of the fortieth
(40th) month of the Term of the Retail Lease and continuing for each month until the expiration of this Guaranty, the Guaranteed Amount shall continually decline so as to be equal to the then-remaining rent payable by the Retail Tenant under the Retail Lease for the remainder of the Term of the Retail Lease. For example purposes only (and not as a means of limitation), if there is a default under either of the Leases in the fiftieth (50th) month of the Term of the Retail Lease, then the Guaranteed Amount shall only be equal to the rent payable under the Retail Lease for the fiftieth (50th) month through the sixty-fourth (64th month) of the Term of the Retail Lease.

         In addition, for so long as either Tenant's net worth (as determined by generally accepted accounting principles, consistently applied) is equal to or greater than Three Million and No/100 ($3,000,000.00) Dollars (the "Minimum Net Worth Requirement"), then Landlord shall not seek to enforce this Guaranty against Guarantor, notwithstanding a default by either Tenant that would give Landlord the right to so seek enforcement against Guarantor. At such time(s) as Landlord seeks to enforce this Guaranty, and at any other times requested by Landlord (whether or not a default under the Leases has occurred), Guarantor shall be required to deliver to Landlord such evidence of the Minimum Net Worth Requirement from time to time, certified to be true and correct by an independent certified public accountant or Tenant's Chief Financial Officer (only if other than Guarantor). If at any time the Minimum Net Worth Requirement is not met, then Landlord may seek to enforce this Guaranty, notwithstanding the fact that the Minimum Net Worth Requirement may have been met at the time of the default in question.

         In addition to the foregoing and notwithstanding anything herein to the contrary, the Guarantor shall have the ability at any time during the Term of the Leases, in its sole and absolute discretion, to substitute himself with a corporate entity (subject to the requirements set out below) as Guarantor hereunder (the new guaranty to be executed by the substituted party to be hereinafter referred to as the "Substitute Guaranty") and Landlord, at that time, shall not have any right to reject said substitution. If Guarantor elects to substitute himself with a corporate entity as described herein, whether said corporate entity is affiliated with the Tenants or not (the "Corporate Guarantor") as Guarantor hereunder, and so long as on the day of said substitution the Corporate Guarantor meets the Minimum Net Worth Requirement (as certified true and correct by an independent certified public accountant or the Corporate Guarantor's Chief Financial Officer only if other than Guarantor), then, from and after Landlord's receipt of the Substitute Guaranty, this Guaranty shall be deemed to be terminated and of no further force or effect. Upon such termination and after Guarantor's written request, Landlord shall confirm the termination of this Guaranty in writing. Although there is no requirement for the Corporate Guarantor to maintain the Minimum Net Worth Requirement after its agreement to substitute itself in place of Guarantor, the Corporate Guarantor shall attempt to maintain the Minimum Net worth Requirement on a bona fide basis, it being the intent of the parties that the Corporate Guarantor will not be formed for the sole purpose of providing the Substitute Guaranty and will then transfer out its assets promptly after this Guaranty has been terminated. The form of the Substitute Guaranty shall be reasonably acceptable to Landlord, and the Corporate Guarantor shall provide a corporate resolution authorizing the Corporate Guarantor to provide such Substitute Guaranty.

         GUARANTOR HEREBY WAIVES TRAIL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST GUARANTOR ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OF THIS GUARANTY.


                            [signature on next page]

         EXECUTED as of the day and year first above written, to be effective as of the date of the Lease.

WITNESSES:                  GUARANTOR:


_______________________     /s/  Raymond Zimmerman
                            ---------------------------------------
                            RAYMOND ZIMMERMAN, individually
_______________________
                            Address:  1801 Clint Moore Road, Suite 217
                            Boca Raton, Florida 33487


STATE OF FLORIDA      )
                      )  ss:
COUNTY OF PALM BEACH  )

         The foregoing instrument was acknowledged before me this 19th day of August, 1999, by RAYMOND ZIMMERMAN, individually, who is personally known to me or has produced a valid Florida driver's license as identification.


                            /s/  Julie A. Weber
                            ---------------------------
                            Print Name:  Julie A. Weber
                                         Notary Public

My commission expires:
March 8, 2002